Exhibit 10.1

NOTE MODIFICATION AGREEMENT

This NOTE MODIFICATION AGREEMENT (this “Agreement”) is made and entered into as of July 25, 2012 by and among Calpian, Inc., a Texas corporation (the “Company”) and each of the other entities and individuals signatory hereto (each, a “Noteholder” and collectively, the “Noteholders”), with reference to the following facts:

A. In 2010 and 2011, the Company conducted an offering (the “Prior $3.0 Million Notes Offering”) pursuant to which it issued and sold $2,000,000 aggregate principal amount of the Company’s secured subordinated promissory notes (the “Prior $3.0 Million Notes”) to the accredited investors identified on Exhibit A hereto.

B. In 2010, 2011 and 2012, the Company conducted an offering (the “Ongoing $2.0 Million Notes Offering”) pursuant to which it issued and sold $1,300,000 aggregate principal amount of the Company’s secured subordinated promissory notes (the “$2.0 Million Notes” and, together with the Prior $3.0 Million Notes, the “Existing Notes”) to the accredited investors identified on Exhibit B hereto. The Company may issue up to an additional $700,000 aggregate principal amount of $2.0 Million Notes pursuant to the Ongoing $2.0 Million Notes Offering.

C. The Company intends to undertake a new offering (the “2012 $3.0 Million Notes Offering”) of up to $3.0 million aggregate principal amount of secured subordinated promissory notes (the “2012 $3.0 Million Notes”) in the form attached hereto as Exhibit C.

D. The Company and the holders of the Existing Notes desire to modify the terms of the Existing Notes and enter into the other financial accommodations as specified herein.

E. Section 11 of each Existing Note provides that such Existing Note may be waived or modified only in writing, signed by the Company and holders of a majority in principal amount of all Existing Notes issued by the Company pursuant to the Ongoing $2.0 Million Notes Offering and the Prior $3.0 Million Notes Offering, as applicable.

F. The Noteholders executing this Agreement represent the holders of a majority in principal amount of all Existing Notes issued by the Company to date pursuant to each of the Ongoing $2.0 Million Notes Offering and the Prior $3.0 Million Notes Offering.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

SECTION 1. The Maturity Date of each Existing Note is hereby extended to December 31, 2014. The extended Maturity Date of each Existing Note is set forth on Exhibit A and Exhibit B hereto.

SECTION 2. Section 1 of each Existing Note is hereby amended by adding the following sentences to the end of such Section:

“Notwithstanding the foregoing, Borrower may not prepay any portion of this Note unless it prepays the same proportion of the then-outstanding principal amount of all other Subordinated Notes (as such terms is defined in Section 6 below). If upon the Maturity Date the amount available for distribution to each holder of Subordinated Notes that are also due as of the Maturity Date is less than the amount that such holder is entitled to pursuant to such holder’s Subordinated Note, then each holder shall receive its pro rata share pursuant to such holder’s outstanding principal amount and accrued but unpaid interest.”

SECTION 3. Section 6 of each Existing Note is hereby amended by removing the words “first priority” from the first sentence of the introductory clause to such Section.

SECTION 4. The first paragraph of Section 7 of each Existing Note is hereby amended and restated to read in its entirety as follows:

“As of the date hereof, there are no other liens, claims, security interests or other encumbrances (“Liens”) attaching to the Collateral, except for the liens in favor of the other holders of the Subordinated Notes and liens in favor of HD Special-Situations II, LP and/or its affiliated entities.”

SECTION 5. Section 11 of each Existing Note is hereby amended and restated to read in its entirety as follows:

“Any of the terms of this Note (including, without limitation, the Maturity Date, the rate of interest, and the subordination features) may be waived or modified only in writing, signed by the Borrower and the holders of a majority in principal amount of all Subordinated Notes then outstanding (defined as the $2,000,000 aggregate principal amount of the Company’s secured subordinated promissory notes issued in 2010 and 2011, the up to $2,000,000 aggregate principal amount of the Company’s secured subordinated promissory notes issued in 2010, 2011 and 2012 and issuable after the date hereof, and the up to $3,000,000 aggregate principal amount of the Company’s secured subordinated promissory notes to be issued commencing on or around June 1, 2012).”

SECTION 6. Section 8 of each $2.0 Million Note is hereby amended by removing the phrase “is subordinated to the Senior Secured Notes and” from the first sentence of such Section.

SECTION 7. A new Section 16 is hereby added at the end of each Existing Note to read in its entirety as follows:

“16. Disposition of Collateral. Notwithstanding the order of filing of any UCC-1 Financing Statements, the holder of this Note agrees and acknowledges that the proceeds from any sale, disposition or other realization upon all or any part of the Collateral shall be distributed to the holders of all Subordinated Notes in an amount equal to the then unpaid obligations under such Subordinated Notes, with each holder receiving its pro rata share based upon the then outstanding principal amount of its Subordinated Note; with any excess then being distributed to the Company in accordance with the Code or as a court of competent jurisdiction may direct.”

SECTION 8. Each Existing Note is hereby amended to add the following legend to the face of such Note:

“To the extent set forth in that certain Subordination Agreement (as amended from time to time, the “Subordination Agreement”), dated April 28, 2011, or otherwise for the benefit of HD Special-Situations II, LP (the “Senior Lender”), the obligations evidenced hereby are subordinate to the obligations (including interest) owed by Calpian, Inc. to the Senior Lender, and each holder hereof, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.”

SECTION 9. The Company hereby represents and warrants to each holder of Existing Notes as follows:

(a) Incorporation. The Company is a corporation duly organized and validly existing and in good standing under the laws of State of Texas.

(b) Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement and for the authorization, issuance and delivery of the Warrants being issued hereunder has been taken, and this Agreement constitutes a binding and enforceable obligation of the Company.

(c) Validity of Warrants. The Warrants to be purchased and sold under this Agreement, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued.

SECTION 10. The holder of each Existing Note hereby severally and not jointly reaffirms each of the representations and warranties made by such holder in Section 3 of the Note and Warrant Subscription Agreement entered into by such holder in connection with the purchase by such holder of its Existing Note.

SECTION 11. The signature page to each Existing Note is hereby amended by replacing the word “Convertible” with the word “Subordinated.”

SECTION 12. Concurrently with the execution of this Agreement, the Company shall execute and deliver to each Noteholder a warrant, in the form attached hereto as Exhibit D (the “Warrant”), to purchase up to that number of shares of the Company’s Common Stock as is set forth opposite such Noteholder’s name on Exhibit A or Exhibit B hereto, as applicable, at an exercise price of $2.00 per share and otherwise on the other terms and provisions set forth in the Warrant.

SECTION 13.

(a) This Agreement shall be governed by the internal laws of the State of Texas, without regard to conflict-of-law principles.

(b) This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof.

(c) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute one and the same instrument.

(d) Except as amended hereby, each Existing Note shall remain in full force and effect in accordance with its terms.

(e) Nothing in this Agreement shall effect or alter any of the terms or conditions of those certain Subordination Agreements entered into by each holder of an Existing Note with the Company and HD Special-Situations II, LP, which Subordination Agreements shall remain in full force and affect in accordance with their terms.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first indicated above.

THE COMPANY

By:
	Name:	Harold Montgomery
	Title:	Chief Executive Officer

[Company Signature Page to Note Modification Agreement]

THE NOTEHOLDERS

By:
Name:
Title:

[Noteholder Signature Page to Note Modification Agreement]

HD Special-Solutions II, LP hereby consents to this Note Modification Agreement and to all of the transactions contemplated hereby.

HD SPECIAL-SITUATIONS II, LP By: Hunting Dog Capital II, LLC Its: General Partner

By:
	Name:	Todd Blankfort
	Title:	Managing Member

[HD Special-Solutions Signature Page to Note Modification Agreement]